UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2011, Automatic Data Processing, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gary C. Butler, the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors.  The Separation Agreement sets forth the terms of Mr. Butler’s retirement from the Company, including, among other things, his rights under the Company’s employee benefit plans and his rights to certain other payments in connection with his retirement, the treatment of his outstanding equity awards and certain non-competition, non-solicitation and confidentiality undertakings.

The foregoing is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits.

(d)            Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated November 14, 2011, by and between Gary C. Butler and Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated November 14, 2011, by and between Gary C. Butler and Automatic Data Processing, Inc.